EXHIBIT 99.2 Third Quarter 2020 Earnings Presentation November 3, 2020

EXHIBIT 99.2 Commitment to Social Responsibility and Advancing Sustainability Westlake’s commitment to social responsibility and advancing sustainability is formed by the company’s longstanding core values: . Health, Safety & Environmental - The vigilant stewardship of the environment and sustainability are of utmost importance and at the forefront of everything we do. . Our People - Support, develop and inspire our people to achieve their personal best and treat them with dignity and respect. . Quality & Continuous Improvement – An intensive practice of “never-ending process of improvement.” . Competitiveness - Providing innovative and useful products, maintaining high standards of customer service and operational excellence with a constant focus on managing costs. . Citizenship - Recognizing the importance of supporting the communities in which we work and live and make it a priority to take an active role in making these communities better. . Westlake’s sustainability report can be found at https://www.westlake.com/sustainability Protecting the Environment Westlake has numerous programs designed to promote safe, ethical, environmentally and socially responsible practices including: a worldwide recycling program, operating in an energy efficient manner that stabilizes the power grids and reducing water usage and emissions. Over the past five years, Westlake has reduced Sulphur Dioxide emissions to almost zero, reduced energy usage per ton of global production and achieved a nearly 30% reduction on CO2 emissions. Participating in Multi-Industry Associations for Environmental Protection Westlake is a proud partner with the following organizations to drive sustainable action to eliminate plastic waste, capture more flexible food packaging waste for recycling and support vinyls’ sustainable impact in the world, along with many other initiatives. 2

EXHIBIT 99.2 Westlake Chemical Third Quarter 2020 Highlights Business Highlights . In August 2020, Hurricane Laura, a category 4 hurricane, struck Lake Charles, Louisiana causing wide spread power and utility infrastructure damage. As a result, many of Westlake’s olefins and vinyls facilities in the area were shutdown through September resulting in lost sales and lower production, higher maintenance expense as well as other costs attributable to lower production . In September 2020, Westlake announced its Schkopau, Germany PVC plant would be closing, resulting in a restructuring charge of approximately $34 million. Customers will continue to be supplied from our larger, integrated sites at Burghausen, Gendorf and Cologne, Germany . In August and November 2020, Westlake retired $254 million of GO Zone and Ike Zone revenue bonds as part of a refinancing that delivers annualized interest expense savings of $6 million while maintaining a long dated debt maturity profile Industry Outlook . Strong PVC demand anchored by robust construction activity . Polyethylene’s strong demand continues into the fourth quarter 3

EXHIBIT 99.2 Westlake Chemical Corporation Third Quarter 2020 Financial Highlights 3Q 2020 vs. 2Q 3Q 2020 vs. 3Q YTD YTD YTD 2020 vs. ($ in millions) 3Q 2020 2Q 2020 2020 3Q 2019 2019 2020 2019 YTD 2019 Sales $1,898 $1,709 11% $2,066 (8%) $5,539 $6,235 (11%) Operating Income $79 $36 119% $226 (65%) $251 $554 (55%) Vinyls EBITDA $209 $182 15% $306 (32%) $623 $814 (23%) Olefins EBITDA $86 $60 43% $128 (33%) $244 $321 (24%) Corporate EBITDA ($8) ($6) – ($9) – ($7) ($24) – EBITDA¹ $287 $236 22% $425 (32%) $860 $1,111 (23%) Third Quarter 2020 vs. Third Quarter 2020 vs. Second Quarter 2020 Third Quarter 2019 + Higher sales prices for our major products: – Impacts from Hurricane Laura PVC, caustic soda and polyethylene – Restructuring costs in vinyls business + Increased earnings in our downstream vinyls – Higher feedstock costs products business + Increased earnings in our downstream vinyls – Impacts from Hurricane Laura products businesses – Restructuring charges of $34 million in our + Lower fuel costs European vinyls business – Higher feedstock and fuel costs (1) Reconciliations of EBITDA, Vinyls EBITDA, Olefins EBITDA and Other EBITDA to the applicable GAAP measures can be found on 4 pages 8, 9 and 10

EXHIBIT 99.2 Vinyls Segment Performance 3Q 2020 vs. 3Q 2020 vs. YTD YTD YTD 2020 vs. ($ in millions) 3Q 2020 2Q 2020 2Q 2020 3Q 2019 3Q 2019 2020 2019 YTD 2019 Sales $1,529 $1,348 13% $1,618 (6%) $4,382 $4,851 (10%) Operating Income $42 $20 110% $153 (73%) $135 $383 (65%) EBITDA $209 $182 15% $306 (32%) $623 $814 (23%) Third Quarter 2020 vs. Third Quarter 2020 vs. Second Quarter 2020 Third Quarter 2019 + Increased earnings in our downstream vinyls – Impacts from Hurricane Laura products business – Lower global sales prices for our major + Higher sales prices for our major products products – Impacts from Hurricane Laura – Higher restructuring costs – Restructuring charges of $34 million + Increased earnings in our downstream vinyls – Higher feedstock and fuel costs products business + Lower fuel costs 5

EXHIBIT 99.2 Olefins Segment Performance 3Q 2020 vs. 3Q 2020 vs. YTD YTD YTD 2020 vs. ($ in millions) 3Q 2020 2Q 2020 2Q 2020 3Q 2019 3Q 2019 2020 2019 YTD 2019 Sales $369 $361 2% $448 (18%) $1,157 $1,384 (16%) Operating Income $51 $25 104% $92 (45%) $138 $211 (35%) EBITDA $86 $60 43% $128 (33%) $244 $321 (24%) Third Quarter 2020 vs. Third Quarter 2020 vs. Second Quarter 2020 Third Quarter 2019 + Higher sales prices for polyethylene – Impacts from Hurricane Laura – Impacts from Hurricane Laura – Higher feedstock costs 6

EXHIBIT 99.2 Financial Reconciliations

EXHIBIT 99.2 Consolidated Statements of Operations Three months Three months ended September 30, Nine months ended September 30, ended June 30, 2020 2020 2019 2020 2019 (In millions of dollars, except per share data) Net sales $ 1,709 $ 1,898 $ 2,066 $ 5,539 $ 6,235 Cost of sales 1,540 1,650 1,695 4,839 5,225 Gross profit 169 248 371 700 1,010 Selling, general and administrative expenses 104 108 110 332 343 Amortization of intangibles 27 27 27 81 81 Restructuring, transaction and integration-related costs 2 34 8 36 32 Income from operations 36 79 226 251 554 Interest expense (40) (37) (31) (108) (89) Other income, net 9 12 21 32 32 Income before income taxes 5 54 216 175 497 Provision for (benefit from) income taxes (19) (15) 50 (75) 120 Net income 24 69 166 250 377 Net income attributable to noncontrolling interests 9 12 8 33 28 Net income attributable to Westlake Chemical Corporation $ 15 $ 57 $ 158 $ 217 $ 349 Earnings per common share attributable to Westlake Chemical Corporation: Basic $ 0.11 $ 0.45 $ 1.22 $ 1.69 $ 2.70 Diluted $ 0.11 $ 0.45 $ 1.22 $ 1.69 $ 2.69 8

EXHIBIT 99.2 Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities Three Months Three Months Ended September 30, Nine Months Ended September 30, Ended June 30, 2020 2020 2019 2020 2019 (In millions of dollars) Net cash provided by operating activities $ 448$ 357$ 501$ 866$ 968 Changes in operating assets and liabilities and other (454) (230) (316) (462) (557) Deferred income taxes 30 (58) (19) (154) (34) Net income 24 69 166 250 377 Less: Other income, net 9 12 21 32 32 Interest expense (40) (37) (31) (108) (89) Benefit from (provision for) income taxes 19 15 (50) 75 (120) Income from operations 36 79 226 251 554 Add: Depreciation and amortization 191 196 178 577 525 Other income, net 9 12 21 32 32 EBITDA $ 236$ 287$ 425$ 860$ 1,111 9

EXHIBIT 99.2 Reconciliation of Vinyls, Olefins and Corporate EBITDA to Applicable Operating Income (Loss) Three months ended June 30, Three months ended September 30, Nine months ended September 30, 2020 2020 2019 2020 2019 (In millions of dollars) Vinyls EBITDA $ 182 $ 209 $ 306 $ 623 $ 814 Less: Depreciation and Amortization 154 160 141 467 413 Other Income (Expenses) 8 7 12 21 18 Vinyls Operating Income (Loss) 20 42 153 135 383 Olefins EBITDA 60 86 128 244 321 Less: Depreciation and Amortization 35 34 35 104 106 Other Income (Expenses) 0 1 1 2 4 Olefins Operating Income (Loss) 25 51 92 138 211 Corporate EBITDA (6) (8) (9) (7) (24) Less: Depreciation and Amortization 2 2 2 6 6 Other Income (Expenses) 1 4 8 9 10 Corporate Operating Income (Loss) (9) (14) (19) (22) (40) Vinyls Operating Income (Loss) 20 42 153 135 383 Olefins Operating Income (Loss) 25 51 92 138 211 Corporate Operating Income (Loss) (9) (14) (19) (22) (40) Total Operating Income (Loss) $ 36 $ 79 $ 226 $ 251 $ 554 10

EXHIBIT 99.2 Quarterly Industry Pricing

EXHIBIT 99.2

Average Quarterly Industry Prices [1]

	Quarter Ended				
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Average domestic prices					
Ethane (cents/lb) [2]	5.8	6.3	4.7	6.4	7.4
Propane (cents/lb) [3]	10.3	11.8	8.8	9.6	11.9
Ethylene (cents/lb) [4]	20.7	22.8	15.8	11.0	19.3
Polyethylene (cents/lb) [5]	59.0	54.0	52.3	49.0	61.0
Styrene (cents/lb) [6]	79.9	77.1	62.3	48.3	53.8
Caustic soda ($/short ton) [7]	692	662	648	698	697
Chlorine ($/short ton) [8]	175	175	176	175	176
PVC (cents/lb) [9]	68.8	67.8	71.8	66.5	72.5
Average export prices					
Polyethylene (cents/lb) [10]	39.7	37.7	39.4	38.5	45.7
Caustic soda ($/short ton) [11]	275	219	203	319	260
PVC (cents/lb) [12]	35.1	33.6	36.9	27.5	38.5

1) Industry pricing data was obtained through IHS Markit ("IHS"). We have not independently verified the data.
2) Average Mont Belvieu spot prices of purity ethane over the period.
3) Average Mont Belvieu spot prices of non-TET propane over the period.
4) Average North American spot prices of ethylene over the period.
5) Average North American Net Transaction prices of polyethylene low density GP-Film grade over the period.
6) Average North American contract prices of styrene over the period.
7) Average USGC-CSLi index values for caustic soda over the period. As stated by IHS, "the caustic soda price listing represents the USGC-CSLi values. USGC-CSLi does not reflect contract price discounts, implementation lags, caps or other adjustments factors. Additionally, it is not intended to represent a simple arithmetic average of all market transactions occurring during the month. Rather, the USGC-CSLi is most representative of the month-to-month caustic soda price movement for contract volumes of liquid 50% caustic soda rather than the absolute value of contract prices at a particular point in time. It is intended to serve only as a benchmark."
8) Average North American contract prices of chlorine over the period.
9) Average North American contract prices of pipe grade polyvinyl chloride ("PVC") over the period. As stated by IHS, "the contract resin prices posted reflect an "index" or "market" for prices before discounts, rebates, incentives, etc."
10) Average North American export price for low density polyethylene GP-Film grade over the period.
11) Average North American low spot export prices of caustic soda over the period.
12) Average North American spot export prices of PVC over the period.

12

EXHIBIT 99.2 Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding PVC and polyethylene pricing and demand. Actual results may differ materially depending on factors such as general economic and business conditions; the cyclical nature of the chemical industry; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, Europe and worldwide economies, including those due to political tensions in the Middle East and elsewhere; current and potential governmental regulatory actions in the United States and Europe and regulatory actions and political unrest in other countries; industry production capacity and operating rates; the supply/ demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks; changes in laws or regulations; technological developments; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Steve Bender Jeff Holy Executive Vice President & Vice President & Chief Financial Officer Treasurer Westlake Chemical 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 13

EXHIBIT 99.2